                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT

                                   BETWEEN

                              THE SHAREHOLDERS OF

                          EAGER BEAVER CAR WASH, INC.

                                      And

                       MACE SECURITY INTERNATIONAL, INC.
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                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

RECITALS....................................................................   1

ARTICLE I    ACQUISITION; CLOSING...........................................   2

ARTICLE II   TITLE INSURANCE................................................   5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE SELLERS..................   6

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................  20

ARTICLE V    ADDITIONAL AGREEMENTS OF SELLERS...............................  23

ARTICLE VI   ADDITIONAL AGREEMENTS OF PURCHASER.............................  28

ARTICLE VII  CONDITIONS OF PURCHASER........................................  30

ARTICLE VIII CONDITIONS OF SELLERS..........................................  32

ARTICLE IX   INDEMNIFICATION................................................  33

ARTICLE X    OTHER PROVISIONS...............................................  38

                                       i
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                        SECTION OF DISCLOSURE SCHEDULE

ATTACHED TO THIS AGREEMENT
Defined Terms
Purchaser Resolutions
Purchaser Opinion Letter
CPA Letter
Registration Rights Agreement
Noncompetition Agreement
Purchaser's Release
Purchaser's Certificate
1.7(d)    Sellers' Resolutions
1.7(e)    Sellers' Certificate
1.7(f)    Sellers' Release
1.7(h)    Sellers' Opinion Letter

ATTACHED AS PART OF DISCLOSURE BINDER
1.3(a)    Company Debt
1.3(b)    Stock Allocation
1.6(h)    Purchaser Governance Documents
1.6(j)    Lease
1.7(e)    Company Governance Documents
2.1       Real Property Descriptions
2.3       Permitted Exceptions
3.2       Company Share Encumbrances
3.3       Material Documents
3.4(a)    Office and Other Equipment
3.5       Customer List and Contracts
3.6(a)    Exceptions to governmental compliance
3.6(b)    Exceptions to lawful use of the Property
3.6(c)    Exceptions to conduct in compliance with Applicable laws
3.6(e)    Litigation or administrative proceedings for environmental violations
3.6(f)    Definition of "Hazardous Material" and Environmental Conditions
3.6(h)    Wetlands
3.6(i)    Mechanic's liens
3.6(k)    Exceptions to proceedings which would affect use of the Property
3.7(a)    List of Company's Leased Personalty and Permitted Encumbrances
3.9(c)    Working Capital Calculation
3.10      Fiscal Condition of Company
3.11      Tax Deficiencies
3.12      Insurance Policies, etc.
3.13(a)   Employment Agreements
3.13(b)   Employee Information

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3.13(c)   Employee Benefit Plans, Funds or Programs
3.14(a)   Exceptions to Company's operation in compliance with laws, etc.
3.14(b)   Exceptions relating to environmental issues and liability
3.14(d)   Notices of Violation
3.14(f)   Exception to Approvals
3.16      Exceptions to right of Sellers and Company to enter this Agreement
3.17      Transaction Intermediaries
3.19      Investments in Competing Companies
3         List of Litigation and Summaries
3.23      Changes in Company Share Ownership
4.3       List of Purchaser's Subsidiaries
4.4(b)    Purchaser Third Party Consents
4.8       Purchaser Litigation
4.9       Purchaser Violation of Laws
4.14      Purchaser Environmental Matters
4.15      Purchaser Real Property
4.17      Fiscal Condition Exceptions
4.18      Purchaser Acquisitions
5.2(e)    Schedule For Sale of Consideration Stock
6.3       Daniel Warmbier and Diane Warmbier Employment Terms
6.6       Schedule of Ownership of Company Warrants
8.6       Opinion of Counsel
8.7       Tax Opinion

                                      iii
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                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is made as of June 21, 1999, by and between Ken H. Bachman, as Trustee under the Kenneth H. Bachman Revocable Trust under agreement dated 9/12/94, Claudia Bachman, as Trustee under the Claudia Bachman Revocable Trust under agreement dated 9/12/94 Carolyn Schmidt, Daniel Warmbier, and Diane Warmbier ("Shareholders") on the one hand, and Mace Security International, Inc. ("Purchaser") on the other hand. Shareholders may sometimes be referred to as "Sellers" in this Agreement.

                                   RECITALS

     The Shareholders are the owners of all of the outstanding shares of stock ("Company Shares") of Eager Beaver Car Wash, Inc. (the "Company"), which is in the business of operating car wash facilities (the "Business") in Bradenton, Fort Myers, Venice, and Sarasota, Florida. The Company owns certain parcels of real property upon which Company conducts a portion of its operations.

     In accordance with the provisions of this Agreement, Sellers desire to sell all of the outstanding shares of stock of the Company in exchange for common stock of Purchaser, all on the terms contained herein. The Parties intend that the transactions contemplated hereby be treated as a "pooling of interests" for accounting purposes under generally accepted accounting principals ("GAAP") and as a tax free reorganization for income tax purposes.

     Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead will appear in a Disclosure Binder prepared and completed by each of the Parties as promptly as possible following the execution of this Agreement. The Disclosure Binder will be organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, each Disclosure Binder and Schedule will be identified by the Parties by a written statement executed by the Parties and appearing as the first page of the Disclosure Binder. Each Disclosure Binder is incorporated herein by reference and made a part of this Agreement. All Schedules not attached hereto as of the date of execution of this Agreement will be attached hereto as of the Closing Date.

     Capitalized terms used in this Agreement and not elsewhere defined shall have the respective meaning set forth in Schedule A annexed hereto.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the receipt and sufficiency of which is mutually acknowledged and intending to be legally bound hereby, the Sellers and Purchaser agree, as follows:

                                       1
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                                   ARTICLE I
                             Acquisition; Closing

     Section 1.1  Incorporation of Recitals. The recitals set forth above are
                  -------------------------
incorporated herein by reference and are a part of this Agreement.

     Section 1.2  Time and Place for Closing. Closing under this Agreement shall
                  --------------------------
take place as soon as possible after the conditions set forth in Article VII and
Article VIII being satisfied or waived, time being of the essence, at the offices of Purchaser, 1000 Crawford Place, Suite 400, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon, but in no event later than July 31, 1999. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act as "Closing". The exact Closing Date shall be established by a written notice sent by Purchaser to Sellers, subject to such date being reasonably acceptable to Sellers.

     Section 1.3  Stock Purchase; Consideration.
                  -----------------------------

     (a) At the Closing, (i) all of the Company Shares shall be delivered by Shareholders to Purchaser, and (ii) Purchaser shall deliver to Sellers, subject to adjustment as provided in this Section 1.3, 651,400 shares of Purchaser's common stock ("Consideration Stock"), as adjusted as provided for in this section below. For purpose of this Agreement, "Company Debt" shall include long-term debt, including the current portion of the principal and interest accrued through the Closing Date and short-term debt. At the Closing, Company shall have total Company Debt in the amount of $3,810,475.79. The number of shares constituting Consideration Stock at Closing shall be increased or decreased, as the case may be, by the amount that the Company Debt at Closing differs from $3,810,475.79, with such adjustment based on a per share value equal to the closing price of the Purchaser's common stock as reported on NASDAQ National Market on the close of trading on the day before the Closing Date (the "Per Share Value") with no fractional shares to be issued.

     (b) The Consideration Stock shall be allocated among the Shareholders in the same proportions that the Shareholders own shares in the Company, as set forth on Schedule 1.3(b) (the "Allocation Schedule").

     Section 1.4  Closing.  Following execution of this Agreement, Purchaser and
                  -------
Sellers shall be obligated to conclude the transaction strictly in accordance with its terms as soon as possible after the conditions of Closing set forth in
Article VII and Article VIII have been satisfied or waived, but in no event later than July 20, 1999, time being of the essence. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations under this Agreement, Purchaser may seek to enforce this Agreement with a proceeding in arbitration for specific performance, in addition to, and not in limitation of, any other right and remedy available to the Purchaser under this Agreement, or at law or in equity, including, without limitation a proceeding in arbitration to recover their actual damages resulting from the default of Sellers. If the failure to conclude this transaction is due to the refusal and failure of Purchaser to perform its obligations under this Agreement, Sellers may, in addition to and not limitation of

                                       2
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any other rights and remedies available to the Sellers under this Agreement, or at law or in equity, bring a proceeding in arbitration to recover their actual damages resulting from the default of Purchaser.

     Section 1.5  Termination.  This Agreement and the transactions contemplated
                  -----------
hereby may be terminated at any time prior to the Closing Date:

     (a)  by mutual written agreement of Purchaser and Sellers;

     (b) by Purchaser without liability to either Party, if Sellers have not delivered its Disclosure Binder to Purchaser;

     (c) by Sellers without liability to either Party, if Purchaser has not delivered its Disclosure Binder to Sellers;

     (d) by Purchaser if Purchaser is not satisfied, in its sole discretion, with the due diligence it has conducted on the Company;

     (e) by Seller if Sellers are not satisfied, in their sole discretion, with the due diligence they have conducted on Purchaser;

     (f) by the Sellers or by Purchaser in the event Purchaser or the Sellers, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten (10) business days from the date of written notice of the existence of such misrepresentation or breach; or

     (g) by the Sellers or Purchaser, if the Closing shall not have occurred by July 20, 1999, or such other date as may be agreed to by the Parties hereto in writing, due to the non-fulfillment of a condition precedent to such Party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating Party).

     All terminations shall be exercised by sending the other Parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no Party hereto shall have any further liability to any other Party hereto, except that this Section 1.5, Article IX, Section 10.1, Section 10.2, Section
10.17 and the Confidentiality Agreement shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the Parties, at law or in equity, for a breach of this Agreement.

     Section 1.6  Deliveries by Purchaser.  At Closing,the Purchaser shall
                  -----------------------
deliver to Sellers, all duly and properly executed (where applicable), the following:

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     (a)  The Consideration Stock due on the Closing Date, as provided in
Section 1.3 above to be delivered to the Sellers;

     (b) A copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein, in form and substance as attached hereto as Schedule 1.6(b);

     (c) A favorable opinion from counsel for Purchaser, dated the day of the Closing, in form and substance as attached hereto as Schedule 1.6(c);

     (d) A registration rights agreement in form and substance mutually agreeable to the parties and which will be attached hereto as Schedule 1.6(e) ("Registration Rights Agreement");

     (e) A noncompetition agreement with Sellers in form and substance mutually agreeable to the Parties which will be attached hereto as Schedule 1.6(f) ("Noncompetition Agreement");

     (f) A release from Purchaser, in a form and substance mutually agreeable to the Parties which will be attached hereto as Schedule 1.6(f);

     (g) A current certificate of good standing for the Purchaser and certificate of incorporation, attached hereto as Schedule 1.6(g);

     (h) The Certificate described at Section 8.1 in form and substance as attached hereto as Schedule 1.6(h); and

     (i) Such other documents and instruments required by this Agreement, if any.

     Section 1.7  Deliveries by Sellers. At the Closing, each of the Sellers, as
                  ---------------------
applicable, shall deliver to Purchaser, all duly executed, the following:

     (a) Duly executed certificates in valid form evidencing all of the Company Shares owned by each Seller, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser. Purchaser will pay all Florida documentary stamps or any other attributable to transferring the Company shares to Purchaser;

     (b) The written resignations of all officers and directors of the Company as of the time of Closing;

     (c) A current certificate of good standing for the Company and certified charter documents from each applicable jurisdiction of admittance and incorporation attached hereto as Schedule 1.7(c);

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     (d)  A certified copy of resolutions of the directors of the Company and the Shareholders authorizing the execution and delivery of this Agreement and each of the Collateral Documents in form and substance as attached hereto as
Schedule 1.7(d);

     (e) The Certificate described at Section 7.1 in form and substance as attached hereto as Schedule 1.7(e);

     (f)  A release from each Seller, in a form and substance attached as
Schedule 1.7(f);

     (g)  The Noncompetition Agreement;

     (h) A favorable opinion from counsel for Sellers, dated the day of the Closing, in form and substance as attached hereto as Schedule 1.7(h);

     (i) The books and records of the Company, including, without limitation, all original financial and operating records, the corporate minute book and seal, the corporation stock ledger, and all title documents;

     (j)  The Owners Policy, as defined hereinafter;

     (k)  Other documents and instruments required by this Agreement, if any.

                                  ARTICLE II
                                Title Insurance

     Section 2.1    Real Property. All parcels of real property used in the
                    -------------
Business are owned by the Company and are listed on Schedule 2.1 ("Real Property"), together with the legal description of each such parcel. For purposes of this Agreement, "Real Property" shall also include: (i) any and all of Sellers' right, title and interest in and to all easements, rights-of-way, privileges and appurtenances thereto, (ii) any and all of Sellers' right, title and interest in and to the beds of all streets, roads, avenues or highways, open or proposed, abutting the Real Property, (iii) any and all of Sellers' right, title and interest, in and to any award in condemnation, or damages of any kind, to which Sellers may have become entitled or may hereafter be entitled, by reason of any exercise of the power of eminent domain with respect to the Real Property or any other right, title or interest to be sold hereunder or any part thereof, and (iv) any and all of Sellers' right, title and interest in and to all surveys, architectural and engineering plans, specifications, drawings, reports, etc., presently existing or hereafter prepared prior to Closing, with respect to the Real Property.

     Section 2.2    Owners Title Policy. At Closing, the Company shall own, with
                    -------------------
respect to the Real Property, (i) one or more extended coverage owners policies of title insurance from a title company acceptable to Purchaser (the "Title Company"), dated as of the Closing Date, in an amount equal to the fair market value of the Real Property; or (ii) a letter from the insurance underwriters representing that the insurance for all current title policies will remain in effect for the benefit of the Company post-closing so long as the current insurance is at least equal to the fair market value. The title policies shall to the extent permitted by Florida law include comprehensive, zoning, access, non-imputation and contiguity endorsements, and shall insure title to the Real Property to be in fee simple in Company subject only to the Permitted Exceptions permitted by Section 2.3 hereof (the "Owners Policy"). Company shall pay the cost of the Owners Policy post-closing.

     Section 2.3    Permitted Exceptions. The Owners Policy shall insure
                    --------------------
Company's interest in the Real Property to be free and clear of all encumbrances and exceptions whatsoever except those listed on Schedule 2.3 attached hereto ("Permitted Exceptions"), Schedule 2.3 sets forth all encumbrances and exceptions by separate parcel of real estate.

     Section 2.4    Survey. The Company shall furnish, at its cost to be paid
                    ------
post-closing. Purchaser with a survey relating to the Real Property that is sufficiently current that the Title Company shall not have included a survey exception in the Owner's Policy.


                                  ARTICLE III
                 Representations and Warranties of the Sellers

     With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, except as set forth in the Sellers' Disclosure Binder, as amended, Sellers, each individually, jointly and severally, represent and warrant to the Purchaser the following, it being agreed that disclosure of any item on the Sellers' Disclosure Binder shall be deemed to be with respect to all Sections of this Agreement and schedules annexed hereto.

     Section 3.1    Organization and Standing. The Company is duly organized,
                    -------------------------
legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted. The Company does not own any stock or interest in any other corporation, partnership, or other business organization.

     Section 3.2    Company Stock. All of the authorized, issued, and
                    -------------
outstanding shares of capital stock and other securities of the Company are owned by the Shareholders, including without limitation equity securities, debt securities and options. The Shareholders are the only owners of the securities of the Company. The Company Shares each Seller owns are legally and validly authorized and issued, fully paid and nonassessable and on Closing will be free and clear of all liens, claims and encumbrances of every kind and nature and will not be subject to any agreement or instrument relating to the transfer, disposition or voting of such securities. At Closing, all of the Company Shares will be conveyed and assigned to Purchaser free and clear of all liens, claims and encumbrances of every kind. There are no outstanding options or rights of any kind to acquire additional shares of any class from the Company nor has any Person claimed any such rights. All of the outstanding shares of the Company's capital stock have been duly authorized, issued, and are fully and validly paid and non-assessable. Schedule 3.2 attached hereto sets forth any exceptions to the foregoing.

     Section 3.3    Contracts, Permits and Material Documents. The items listed
                    -----------------------------------------
and included in Schedule 3.3, attached hereto, are all of the following material documents with respect to the Company ("Material Documents"): (i) leases and purchase agreements for real property, and leases and purchase agreements for personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, letters of credit, mortgages, liens, pledges, and security agreements under which the Company is bound or under which the Company is a beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, consents and other approvals from a Governmental Entity, and/or third parties relating to or used in or required by a Governmental Entity for the operation of the Company's businesses, and (viii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 3.5) which are binding on the Company or any of its property or pursuant to which the Company derives any material benefit or has imposed upon it any material detriment. For purposes of this Agreement, a material document is "material" if it (i) has an initial term of more than one year, (ii) cannot be terminated by the Company without penalty upon notice of thirty (30) days or less, or (iii) requires the payment by or to the Company of more than Ten Thousand Dollars ($10,000) during any twelve (12) month period. The Material Documents listed and included in Schedule 3.3 are organized under subheadings for each of the different type of documents provided. Neither the Company nor, to the Sellers' Knowledge, any person or party to the any of the Material Documents are bound thereby is in material default under any of the Material Documents, and no act or event has occurred which with notice or lapse of time, or both, would constitute a default. The Company is not a party to, and the Company's property is not bound by any agreement or instrument which is material to the continued conduct of its business operations as now being conducted with respect to which a default might adversely affect its properties, business or operations, or financial condition of the Company, except as listed in Schedule
3.3. To Sellers' knowledge, the Material Documents listed on Schedule 3.3 confer on the Company all rights necessary to enable the Company to conduct its operations as now being conducted.

     Section 3.4    Personal Property.  All items of personal property used in
                    -----------------
the business operations of the Company are listed on the schedules set forth below, are owned by the Company by good and marketable title free of all liens, and are now and at closing will be in working condition, normal wear and tear, obsolescence, depreciation and insurable losses expected, except as noted on the applicable Schedule. Where the personal property is in different physical locations, the Schedules have been organized with subheadings which set forth the physical locations of the listed personal property.

     (a) All equipment, computers, printers, vending machines, appliances, machinery and parts, vehicles, tools, hoses, brushes, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security, security and exhaust equipment and their component parts; auto wash equipment, auto wash conveyor, auto drying equipment and similar items in Company's possession or control, used in connection with, located in or on, or otherwise pertaining to the Business (collectively, the "Equipment"), are listed on Schedule 3.4(a);

     (b) All of the inventory of retail items, operating supplies, parts and accessories owned by the Company and used in connection with the Business, are listed on Schedule 3.4(b);

     (c) All office or other equipment, furnishings, supplies, brochures, sales and promotional materials, catalogues and advertising literature, business files, customer lists, customer records and information, and all pictures and photographs, computer programs and software (with applicable documentation and source codes), construction and "as-built" drawings, plans and specifications, finish plans and other personal property of every nature and description in Company's possession or control, are listed on Schedule 3.4(c);

     (d) All intellectual property used in connection with the Business or any other asset, including, without limitation, trade secrets, trademarks, trade names, and the exclusive right to use the names under which any of the Business, locations are currently operated (collectively, the "Intellectual Property"), are listed on Schedule 3.4(d);

     (e) All of the accounts receivable, prepaid deposits, cash (limited to working capital pursuant to Section 3.9(c)), goodwill (if any) and all other tangible assets of the Company, are included in the assets listed on Schedule 3.9(c); and

     (f) All books, records, original agreements and contracts and title documents relating to the items set forth in (a) through (e) above.


Sellers represent and warrant that, in the aggregate, the personal property of the Company is sufficient for the Company to carry on its Business in the Ordinary Course of Business, and that the personal property is all in operable condition, except as noted to the contrary in Schedule 3.4(f).

     Section 3.5    Customers. Schedule 3.5 attached hereto lists the name and
                    ---------
address of each customer representing five percent (5%) or more of the Company's annual revenues ("Material Customer") for the period covered by the Most Recent Income Statement that the Company serves, together with copies of all customer contracts, and the information supplied thereon is true, correct, and complete, in all material aspects. Neither the Company nor, to the Sellers' knowledge, any person to any of the customer contracts is in material default under any of the customer contracts, and no act or event has occurred which with notice or lapse of time, or both, would constitute a default. The Company has received no notice that any Material Customer intends to not renew any contract or otherwise cease or curtail doing business with the Company.

     Section 3.6    Real Property. All real property the Company has ever owned,
                    -------------
leased or otherwise occupied, had an interest in or operated is listed on
Schedule 2.1 attached hereto. The Company has or will have at Closing good, marketable and insurable title to all of the Real Property, except for the Permitted Exceptions.

     (a) In all material respects, except as set forth in Schedule 3.6(a) attached hereto and incorporated herein, the Real Property is, and at all times during operation of the Company's business thereon has been licensed, permitted and authorized for the operation of such business under all applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Real Property and the conduct of such business thereon (collectively, the "Applicable Laws")

     (b) Except as set forth in Schedule 3.6(b) attached hereto and incorporated herein by reference, the Real Property is legally usable for its current uses, and the Real Property can be used by the Purchaser after the Closing to operate such business as is currently operated, without violating any Applicable Law or private restriction disclosed in the Owner's Policy, and such uses are legal, conforming uses.

     (c) Except as set forth in Schedule 3.6(c), all activities and operations conducted on the Real Property, whether by Sellers or by third parties, are now being conducted and have always been conducted by Company in compliance with all Applicable Laws.

     (d) The Sellers and Company shall make available on Purchaser's reasonable request all engineering, geologic and other similar reports, documentation and maps, if any, relating to the Real Property in the possession or control of the Sellers or the Company or its or their consultants or employed professional firms.

     (e) Except as set forth in Schedule 3.6(e), neither Sellers nor the Company nor the Real Property now is or ever has been involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

     (f) No polluting, toxic or hazardous substances were used, generated, treated, stored, released, discharged or disposed of by the businesses conducted on the Real Property in excess of levels permitted by applicable Environmental Laws by Sellers or, to Sellers' knowledge, without any obligation of inquiry, by others, at any time, other than as disclosed on Schedule 3.6(f). Schedule 3.6(f) lists all chemicals used in the Business. No notification of release of a "hazardous substance," "hazardous waste," pollutant or contaminant regulated under the Clean Air Act, 42 U.S.C (S) 7401 et seq.; the Clean Water Act, 33 U.S.C (S) 1251 et seq.; and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C (S) 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C (S) 1401 et seq.; the National Environmental Policy Act, 42 U.S.C (S) 4321 et seq.; the Noise Control Act, 42 U.S.C (S) 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C
(S) 651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C (S) 6901 et seq.; as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C (S) 300f et seq.; the Comprehensive

Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C
(S)9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community Right-to-Know Act, the Toxic Substance Control Act, 15 U.S.C. (S)2601 et seq.; and the Atomic Energy Act, 42 U.S.C.
(S)2011 et seq.; all as may be amended, with implementing regulations and guidelines, or any state or local environmental law, regulation or ordinance, has been received by Sellers and, to Sellers' Knowledge, none has been filed as to the Real Property, and the Real Property is not listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or on any state list of hazardous substance sites requiring investigation or clean-up other than as disclosed on Schedule 3.6(f). No PCB-contamination, friable asbestos or formaldehyde-based insulation items are present on the Real Property other than as disclosed on Schedule 3.6(f). With respect to any polluting, toxic or hazardous substances or hazardous substance, hazardous waste, pollutant or contaminate which is described in any of the foregoing Environmental Laws, the meaning thereof shall be defined as of the date of this Agreement.

     (g) No party, other than the Company, has a present or future right to possession of all or any part of the Real Property, except for any right defined in, under or by any of the Permitted Exceptions.

     (h) No portion of the Real Property contains any areas that could be characterized as disturbed, undisturbed or man-made wetlands or as "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or any Florida state agency whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals, except as listed on Schedule 3.6(h) attached hereto and incorporated herein by reference.

     (i) There are no mechanic's liens affecting the Real Property and no work has been performed on the Real Property within twelve (12) months of the date hereof for which a mechanic's lien could be filed, except as set forth in
Schedule 3.6(i).

     (j) There are no levied or pending special assessments affecting all or any part of the Real Property owed to any Governmental Entity and none is threatened, except Permitted Exceptions.

     (k) There are no proceedings or amendments pending and brought by or, to Sellers' knowledge, threatened by, any third party which would result in a change in the allowable uses of the Real Property or which would modify the right of the Company or the Purchaser to use the Real Property for its present uses after the Closing Date, except as set forth in Schedule 3.6(k).

     Section 3.7  Title.
                  -----

     (a)  The Assets. The Company has good and marketable title to all of its
          ----------
tangible assets, both real property and personal property, tangible and intangible, including, without limitation, all of the assets reflected on the "Most Recent Balance Sheet" (hereinafter defined), all personal property currently located on its premises, all cash, cash equivalents and accounts receivable set forth in Schedule 3.9(a), all items of personal property set forth on the schedules attached hereto, and all trademarks and other intellectual property used in the Company's business, except in each case, that personal property which the Company leases, all of which is listed on
Schedule 3.7(a) and except for properties that have been disposed of in the Ordinary Course of Business since the date of this Agreement, free and clear of all liens of any nature whatsoever, except for (i) any lien for current Taxes, payment of which is not yet delinquent, and (ii) Permitted Exceptions. All of such assets are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement, agreement regarding or restricting transfer or title retention or other security arrangement, except the items set forth in subparagraphs (i) through (iii) below, and the items listed on Schedule 3.7(a) ("Permitted Company Assets Encumbrances"). Schedule 3.7(a) identifies all such liens and encumbrances by amount and by the document, instrument or law under which it arises."

          (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

          (ii) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation; and

          (iii) Liens for Taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.

     (b)  The Real Property.  At Closing, the Company will have good, marketable
          -----------------
and insurable title to the Real Property free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement, except for the Permitted Exceptions.

     Section 3.8    Financial Statements.  Prior to Closing, Sellers will
                    --------------------
deliver to Purchaser true and correct copies of the following financial
                                                              ---------
statements of the Company (the "Financial Statements"):
                                ---------

     (a) Balance Sheets for the Company as of January 31, 1997, as of January 31, 1998, and as of January 31, 1999, and statements of income, cash flow and retained earnings for the same periods, all prepared on an accrual basis and reviewed by Company's regular accountants.

     (b) A balance sheet for the Company as of May 31, 1999 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended May 31, 1999 ("Most Recent Income Statement"), both prepared on an accrual basis by the Company. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements." The Most Recent Financial Statements are subject to normal year-end adjustments, footnotes and other presentation items.

     The Financial Statements have been prepared by the Company and reviewed by the Company's regular accountants, in accordance with generally accepted accounting principles ("GAAP"). All notes and contingent liabilities required to be stated and reflected under GAAP are stated and reflected on the Financial Statements. Each of the Financial Statements (including all footnotes thereto) is true, complete and correct in all material respects. The balance sheets present fairly and accurately the financial condition of the Company as of the dates indicated thereon and the statements of income resent fairly and accurately on an accrual basis the results of the operations of the Company for the periods indicated thereon. The Company has not (i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete). Since the date of the Most Recent Financial Statements there has not been any material adverse change in the income, expenses, assets, liabilities or financial condition of the Company.

     Section 3.9    Liabilities: Accounts Receivable; Working Capital; Revenue.
                    ----------------------------------------------------------

     (a) The Company does not have any liabilities, fixed or contingent, other than:

          (i) liabilities fully reflected in the Most Recent Balance Sheet, except for liabilities not required to be disclosed therein in accordance with GAAP and which were incurred in the Ordinary Course of Business;

          (ii) liabilities, obligations or contingencies which have been or will be discharged or paid in full prior to the Closing Date;

          (iii) liabilities, obligations contingencies or accounts payable arising since the date of the Most Recent Balance Sheet arising in the Ordinary Course of Business; and

          (iv)   the Company Debt

     (b) All accounts receivable of the Company, less a bad accounts reserve as set forth on the Most Recent Balance Sheet, are valid accounts receivable, and will be fully collectable within 120 days of Closing. All accounts receivable have been generated in the Ordinary Course of Business and all services required to be rendered for the accounts receivable to be due have been rendered. To Sellers' Knowledge, there are no defenses or set-offs to any of the accounts receivable.

     (c) At Closing, the Company shall have working capital consisting of current assets equal to current liabilities (each determined in accordance with GAAP). It is acknowledged that, for purposes of determining the Company's working capital at Closing, current assets and current liabilities shall be calculated in accordance with Schedule 3.9(c).

     Section 3.10   Fiscal Condition of Company.  Since the date of the Most
                    ---------------------------
Recent Balance

Sheet, except as set forth on Schedule 3.10 there has not (except as otherwise specifically permitted by this Agreement) been:

     (a) Any material change in the financial condition, business organization or personnel of the Company or in the relationships of the Company with suppliers, customers or others, other than changes occurring in the Ordinary Course of Business;

     (b) Any disposition by the Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by the Company of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

     (c) Any sale or other disposition of any asset owned by the Company at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the Ordinary Course of Business or which individually do not exceed $10,000 or in the aggregate, do not exceed $25,000;

     (d) Any expenditure or commitment by the Company for the acquisition of any single asset having an acquisition price of $25,000 or more;

     (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company, except damage, destruction or loss which does not exceed $50,000 in the aggregate;

     (f) Any bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee, except that paid or declared in the Ordinary Course of Business;

     (g) Any loans or advances to the Company other than renewals or extensions of existing indebtedness; or

     (h)  Any change in accounting method or practice.

     Section 3.11  Tax Returns. The Company has filed all Federal and other Tax
                   -----------
Returns for all periods on or before the due date of such return ( as may have been extended by any valid extension of time) and has paid all such Taxes. The Company will have no liability for Taxes incurred by its operations prior to Closing, except for Taxes for the current fiscal year in an amount not exceeding the reserve therefor on the Most Recent Balance Sheet or incurred in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. The Company is a Subchapter S corporation under the Internal Revenue Service Code. Subject to the provisions of Article IX, Sellers covenant that they will pay with their own funds any and all Taxes due and payable by the Sellers with respect to all periods prior to the Closing relating to Subchapter S Income.
The reserves for all Taxes reflected in the Most Recent Balance Sheet, if any, are adequate to cover all Taxes, in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Company has filed, and will file in a timely manner, all requisite Tax Returns due for all fiscal periods ended on or before the date hereof and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date. No Tax Returns or reports filed by the Company (whether filed prior to, on, or after the date hereof), will result in any Taxes in excess of the amounts reserved for on the Most Recent Balance Sheet. The Company has duly withheld and collected all Taxes which the Company is required to withhold or collect by law, has paid over to the proper authorities all such amounts required to be paid and has in reserve all amounts so withheld or collected which have not yet been required to be paid. Except as listed on Schedule 3.11 attached hereto, there are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of Company. The Company has not waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than waivers and extensions of time which are no longer in effect.

     Section 3.12   Policies of Insurance.  All insurance policies, performance
                    ---------------------
bonds, and letters of credit insuring the Company are issued, and are not expired and are listed on Schedule 3.12 attached hereto. Schedule 3.12 includes the names and addresses of the beneficiaries, insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents of agencies, issuing banks, and beneficiaries, with respect to each listed insurance policy, performance bond and letter of credit. The Company's current insurance policies, performance bonds and letters of credits are still in force and effect and the premiums thereon are not delinquent. The Company has not received notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. The Company does not have any claim against any of its insurance carriers under any policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     Section 3.13   Employees, Pensions and ERISA
                    -----------------------------

     (a) The Company does not have any contract of employment with an officer or other employee that is not terminable without penalty on notice of two weeks or less, except as listed on Schedule 3.13(a).

     (b) No employee of the Company is represented by any union. The name, social security number and current rate of compensation of each of the Company's employees and department in which each person is employed is listed on Schedule 3.13(b) attached. There is no pending or, to Sellers' knowledge, threatened dispute between the Company and any of its employees which might materially and adversely affect the continuance of any Company's business operations.

     (c) Attached hereto made a part hereof and marked Schedule 3.13(c) lists all employees benefit plans, funds or programs (within the meaning of the Code) or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated) or to which the Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company.

     (d) The Company has delivered to the Purchaser (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) accurate and complete detailed summaries of all oral Plans, (iii) true and complete copies of the most recent financial statements with respect to the plans, (iv) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (v) all filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

     (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA except as set forth on Schedule 3.13(e). No Plan is funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

     (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA. The Company has no unfunded obligations or liabilities with respect to any Plan and the present value of the benefit liabilities of each Plan which is a Pension Plan is less than the fair market value of the assets of such Plan.

     (g) There is no matter, action, audit, suit or claim pending or, to the knowledge of Sellers, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

     (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Plan since the date of the most recent Form $500, audited annual financial statement or actuarial valuation report.

     (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     (j) The Company has no obligations with respect to, and makes no contributions to, any Multi-Employer Pension Plan.

     Section 3.14   Legality of Operation.  In regard to the Company:
                    ---------------------

     (a) Except as disclosed in Schedule 3.14(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, the Company is in compliance with all Federal, state and local laws, rules and regulations (as of the Closing
Date) including, without limitations, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.14(a), the Company is in compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Company's property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 3.14(a), with respect to any Law, there are no claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which, would result in an adverse change in the financial condition or business of the Company or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 3.14(a), the Company has received no notification of any past or present failure by the Company to comply with any Law applicable to it or its assets.

     (b) Except as disclosed in Schedule 3.14(b) to this Agreement, the Company is in compliance with all Federal, state and local laws, rules and regulations in effect as of the Closing Date relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in
Schedule 3.14(b), with respect to any Environmental Law, the Company is in compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to the Company's property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on
Schedule 3.14(b) there are no Environmental Law, related claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Company of $50,000 or more or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as set forth on Schedule 3.14(b) the Company has not transported, stored, treated or disposed, nor has the Company, to the Sellers' knowledge, allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statue; nor has the Company performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and the Company has not disposed, nor has the Company knowingly allowed third parties to dispose of waste upon property owned or leased by the Company other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in
Schedule 3.14(b), the Company has not received notification of any past or present failure by the Company to comply with any Environmental Law applicable to it or its operations or its assets. Without limiting the generality of the foregoing, the Company has not received any notification (including requests for information directed to the Company or an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state stature assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. The Company has not received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute.
                  -- ---

     (c) No employee, contractor or agent of the Company has, in the course and scope of employment with the Company, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Company under CERCLA, any comparable Florida statute or other applicable Law, and to Sellers' knowledge, no facts or circumstances exist which would give rise to the same.

     (d) Attached hereto as Schedule 3.14(d) is a list of all Notice of Violations issued to the Company in the past ten years by any federal, state or local regulatory agency. There are no outstanding or unremedied notices of violation either from a federal, state or local authority.

     (e) No Seller has received any written notice that such Seller is under investigation by any District Attorney or similar state or local official or agency or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust. No facts or circumstances exist which would cause the Company to be liable for the violation of any Laws including, without limitation racketeering, unfair competition, or anti-trust.

     (f) Except as set forth in Schedule 3.14(f), all licenses, approvals, permits and certificates ("Government Authorizations") needed or required for the operation of the Company's Business are set forth on Schedule 3.3. All such Government Authorizations are in full force and effect, the Company is in compliance with all such Government Authorizations, and all such Government Authorizations have been validly and legally obtained by the Company.

     Section 3.15   Corrupt Practices.  To the Sellers' knowledge, the Company
                    -----------------
has not made, offered or agreed to offer anything of value to any employees of any customers of the Company for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Company otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     Section  3.16  Legal Authority and Compliance. Except as listed in Schedule
                    ------------------------------
3.16 attached hereto and incorporated herein, each Seller and the Company have the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any other Persons are necessary in connection with the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the directors and shareholders of the Company. The execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which any Seller or the Company is a party or by which the Company or any of its property is bound; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on the Sellers, the Company, or the property of the Company.

     Section 3.17   Transaction Intermediaries.  Except as listed on Schedule
                    --------------------------
3.17, no agent or broker or other person acting pursuant to the authority of the Company or any of the Sellers is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.18   Intellectual Property.  The Company has not infringed and
                    ---------------------
is not now infringing, on any trade name, trademark, service mark, copyright, trade secret or patent belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Company.

     Section 3.19   Competition. No salaried officer, or shareholder of the
                    -----------
Company, nor any
spouse, child or other relative of any of them, has any direct or indirect interest in any competitor of the Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business which interest adversely or materially affects the business of the Company, excepting only those investments of not more than five percent of the capital stock of a business, the stock of which is traded on a national securities exchange or over-the-counter, where such investments are set forth on
Schedule 3.19 attached hereto and incorporated herein by reference.

     Section 3.20  Disclosure.  Neither the representations and warranties of
                   ----------
the Sellers contained in this Agreement nor any information contained in any Exhibit or Schedule or other document delivered by the Sellers or the Company to Purchaser contains any untrue statement of a material fact, or, to Sellers' knowledge, omits to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. Purchaser shall disclose to Sellers at or prior to Closing any representation or warranty which Purchaser shall have found to be untrue or incorrect. If, prior to the Closing, any Seller becomes aware of any fact or circumstance which would effect the accuracy of a representation or warranty of the Sellers in this Agreement in any material respect, the Sellers shall immediately give notice of such fact or circumstance to Purchaser and such change shall constitute an amendment to this Agreement and Disclosure Binder.

     Section 3.21  Continuation of Legal Status.  To Seller's Knowledge, no
                   ----------------------------
written agreement between the Company and any third party shall be impaired or in any way limited by the transactions contemplated by this Agreement.

     Section 3.22  Litigation.  All pending or, to Seller's knowledge,
                   ----------
threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving the Company or its Real Property or assets, liabilities or the Company Shares, together with a description of each such proceedings, is set forth on Schedule 3.22. There is no pending or, to Sellers' knowledge, threatened litigation, administrative or judicial proceedings or investigation involving the Company or its Real Property, assets, liabilities or the Company Shares, except as listed on
Schedule 3.22.

     Section 3.23  Pooling Requirements.  The Sellers do not own any car wash
                   --------------------
businesses other than the Company. For the 60-month period ending on the date of this Agreement, there has been no change of ownership of the Company Shares, except for gifts of shares by Ken H. Bachman and Claudia Bachman to their children as listed on Schedule 3.23 attached hereto. There will be no change in the ownership of the Company Shares from the date of this Agreement to the Closing Date. During the most recent 24 calendar months prior to the date of this Agreement, the Company has not paid any dividends or distributions to its shareholder other than dividends and distributions consistent in amount and kind to the dividends and distributions paid by the Company in accordance with the Ordinary Course of Business of Company.

                                  ARTICLE IV

                  Representations and Warranties of Purchaser

     With knowledge that Sellers are relying upon the representations, warranties and covenants herein contained, Purchaser represents and warrants to Sellers and makes the following covenants for Sellers' benefit which representations and warranties are true on the date hereof and shall be true on the Closing Date.

     Section 4.1  Organization and Qualification. Purchase is duly organized,
                  ------------------------------
legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own, lease and operate its assets and properties and conduct its business as now being conducted. Purchaser is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except for the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on Purchaser. True, accurate and complete copies of Purchaser's Articles of Incorporation and By-Laws are filed as exhibits to Purchaser SEC Reports.

     Section 4.2  Subsidiaries.  Each direct and indirect corporate subsidiary
                  ------------
of Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and had direct corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of Purchaser is qualified to do business and is in good standing in each jurisdiction in which its property is owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except for the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a material adverse effect on Purchaser.

     Section 4.3  Authority; Noncontravention; Approvals.
                  --------------------------------------

          (a) Purchaser has full corporate power and authority to enter into this Agreement and, to consummate the transactions contemplated hereby. This Agreement will be approved on or before the Closing Date by the Board of Directors of Purchaser, and no other corporate proceedings on part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. The forms of all documents that are to be executed pursuant to this Agreement will be approved on or before the Closing Date by the Board of Directors of Purchaser. This Agreement has been duly executed and delivered by Purchaser.

          (b) The execution and delivery of this Agreement and the consummation thereof by Purchaser does not violate, conflict with, result in a breach of any provision of, or constitute a default (or an event which with notice of lapse time or both would constitute a default) under, and will not result in a termination or, accelerate the performance required by, result in a right of termination or acceleration under or result in the creation of any lien or encumbrance upon any of the properties or assets of Purchaser or any of its subsidiaries under, any of the terms, conditions, or provisions of (i) its respective charters or by-laws of Purchaser or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, degree, order, injunction, writ, permit or license of any court or governmental authority applicable to Purchaser or any of its subsidiaries or any of the respective properties or assets (including without limitation Environmental
Laws), or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or any other respective properties or assets may be bound or affected. All consents required from commercial lenders, lessors and third-parties are set forth in Schedule 4.4(b) of the Purchaser Disclosure Binder. Excluded from the foregoing sentences of this Paragraph (b), insofar as they apply to the terms, conditions and provisions described in clauses (ii) and (iii) of the first sentence of this Paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or encumbrances that would not have a material adverse effect on the Purchaser and its subsidiaries.

          (c) Except for (i) the filings required by the HSR Act, (ii) the filing of any document with the SEC pursuant to the Securities Act or the Exchange Act, and (iii) any required filings with or approvals from applicable state environmental authorities, or other Governmental Entities, no declaration filing or registration with or notice to, or authorization, consent or approval of, any governmental or regulatory body is necessary for the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser or the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents and approvals which, if not made or obtained, as the case may be, would not have a material adverse effect on Purchaser and its subsidiaries.

     Section 4.4  Reports and Financial Statements. Since January 1, 1997,
                  --------------------------------
Purchaser has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements) required to be filed by it under each of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Attached hereto as Schedule 4.5 is a list of Purchaser's (a) Annual Reports on Form 10-KSB for the fiscal year ended December 31, 1998 and for each of the two immediately preceding fiscal years, as amended, as filed with SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) held, and (ii) all actions by written consent in lieu of a stockholders' meeting taken, since December 31, 1995 and prior to the date hereof, and (c) all other reports, including quarterly reports filed by Purchaser with the SEC since December 31, 1995 and prior to the date of Closing (other than registration statements) (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "Purchaser SEC Reports"). The Purchaser SEC Reports were true, correct and complete in all material respects as of the filing of each such Report. As of the respective filing dates, the Purchaser SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Purchaser included in such reports (collectively the "Purchaser Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Purchaser and its subsidiaries on a consolidated basis as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to the normal year-end adjustments and any other adjustments described therein.

     Section 4.5 Absence of Undisclosed Liabilities. Except as disclosed in the
                 ----------------------------------
Purchaser SEC Reports, Purchaser has not had at December 31, 1998, or has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against on the Purchaser Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1998 (b) liabilities, obligations or contingencies which (i) would not have a material adverse effect on Purchaser or
(ii) will have been discharged or paid in full prior to the Closing Date, and
(c) liabilities and obligations which are of a nature not required to be reflected in the consolidated Purchaser Financial Statements prepared in accordance with GAAP consistently applied and which were incurred in the Ordinary Course of Business.

     Section 4.6 Absence of Certain Changes or Events. Since the date of the
                 ------------------------------------
filing of the most recent Purchaser SEC Report that contains consolidated financial statements of Purchaser, except as disclosed in the Purchaser SEC Reports and Schedule 4.6, there has not been any material adverse effect on the business, operations, properties, assets, liabilities, conditions (financial or other) or results of operation of Purchaser and its subsidiaries, taken as a whole.

     Section 4.7 Absence of Intermediaries. No agent, broker, or other person
                 -------------------------
acting pursuant to Purchaser's authority will be entitled to make any claim against the Company or against the Sellers for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 4.8 Disclosure. This Agreement, including Schedules hereto, to the
                 ----------
extent they relate to the Purchaser and its subsidiaries do not contain an untrue statement of a material fact concerning the Purchaser or its subsidiaries or, to Purchaser's knowledge, omits to state a material fact concerning the Purchaser necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading. Seller shall disclose to Purchaser at or prior to Closing any representation or warranty which Seller shall have found to be untrue or incorrect. If, prior to the Closing, the Purchaser and its subsidiaries become aware of any fact or circumstances which would effect the accuracy of a representation or warranty of the Purchaser in this Agreement in any material respect, the Purchaser shall immediately give notice of such fact or circumstance to Sellers and such change shall constitute an amendment to this Agreement and Disclosure Binder.

                                   ARTICLE V

                        Additional Agreements of Sellers

     The Sellers covenant and agree with Purchaser as follows:

     Section 5.1 Pooling Restrictions. Purchaser and Sellers have agreed that a
                 --------------------
material factor in their execution of this Agreement is that the transactions contemplated by this Agreement be treated as a "pooling of interests" for accounting purposes. If for any reason a provision in this Agreement would prevent the transaction being accounted for as a "pooling of interests," the parties agree to negotiate in good faith to modify the Agreement so the transaction can be accounted for as a "pooling of interests" provided Sellers receive the same economic benefit and tax treatment they would have received under this Agreement as presently constituted. Notwithstanding any other provision of this Agreement, prior to the publication and dissemination by Purchaser of consolidated financial-results which include results of combined operations of the Company and Purchaser for at least 30 days on a consolidated basis following the Closing Date, Sellers shall not sell or otherwise transfer or dispose of, or in any way reduce their risk relative to, any shares of the Consideration Stock or shares underlying the Warrants received by Sellers (including by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). The Securities Exchange Commission ("SEC") has issued Accounting Series Release Nos. 130 and 135, as amended (collectively, the "ASRs"), setting forth certain restrictions applicable to the availability of "pooling-of-interests" accounting treatment in transactions of the type contemplated by this Agreement. Sellers therefore covenant and agree with Purchaser to hold the Consideration Stock and shares underlying the Warrants and to comply with the ASRs until the requirements of the ASRs have been met. In addition, the certificates evidencing the Consideration Stock and the shares underlying the Warrants to be received by Sellers will bear a legend substantially in the form set forth below:

     "The shares represented by this certificate may not be sold, transferred or assigned, and Mace Security International, Inc., shall be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by Mace Security International, Inc., which include the results of at least 30 days of combined operations of Mace Security International, Inc., and the Company acquired by Mace Security International, Inc., for which these shares are issued. Upon the written request of the holder hereof directed to Mace Security International, Inc., the issuer agrees to remove this restrictive legend (and any stop order places with the transfer agents) when the requirements of Accounting Series Releases Nos. 130 and 135, as amended, of the Securities Exchange Commission have been met."

     Section 5.2 Restrictions on Transfer of Unregistered Stock. The Sellers
                 ----------------------------------------------
understand and agree that the following restrictions and limitations are applicable to the Sellers' purchase and resale or other transfer of the Consideration Stock and the shares underlying the Warrants, pursuant to the Securities Act of 1933 (the"Act") or otherwise:

      (a) Sellers agree that the Consideration Stock, the Warrants and the shares underlying the Warrants shall not be sold or otherwise transferred, unless the Consideration Stock, the Warrants and the shares underlying the Warrants, as applicable, are registered under the Act and state securities laws or is exempt therefrom.

      (b) A legend in substantially the following form will be placed on the certificates evidencing the Consideration Stock, the Warrants and the shares underlying the Warrants to be issued to the Sellers:

      "The securities represented by the certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or
      (ii) Mace Security International, Inc. shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Mace Security International, Inc., that registration is not required under any such acts."

      (c) Stop transfer instructions will be imposed with respect to the Consideration Stock and the Warrants issued to Sellers and the shares underlying the Warrants to be issued to Sellers, if exercised, pursuant to this Agreement so as to render resale or other transfer thereof exempt in accordance with the foregoing provisions of this Agreement.

      (d) Notwithstanding any other provision in this Agreement to the contrary, Purchaser, or its sole cost and expense, as an inducement to Sellers to enter into this Agreement, shall, within ninety (90) days after the Closing Date, use its best efforts to file with the SEC a registration statement covering the Consideration Stock in accordance with the Registration Rights Agreement.

      Section 5.3  Representations as to Private Offering. The Consideration
                   ---------------------------------------
Stock and the Warrants is being, and the shares underlying the Warrants will be, when exercised, delivered to the Sellers in a private placement under Section
4.2 of the Act. To induce Purchaser to issue the Consideration Stock, the Sellers represent and warrant as follows:

      (a) Ken H. Bachman, Claudia Bachman, Daniel Warmbier and Diane Warmbier are each a resident of Florida and Carolyn Schmidt is a resident of Colorado and that Ken H. Bachman and Claudia Bachman are accredited investors, as that term is defined in Regulation D under the Act.

      (b) Each Seller acknowledges that they have received a copy of the Purchaser SEC Reports.

      (c) The Sellers represent and warrant that the Consideration is being, and the shares to be acquired under the Warrants will be, acquired for their own account without a view to public distribution or resale and that the Sellers have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of Consideration Stock, or any portion thereof, to any other person.

      (d) The Sellers represent and warrant that, in determining to acquire the Consideration Stock and the Warrants, they have relied solely upon their independent investigation, including the advice of their legal counsel and accountants or other financial advisors or purchaser representatives, and have, during the course of discussions concerning their acquisition of the Consideration Stock and the Warrants, been offered the opportunity to ask such questions and inspect such documents concerning Purchaser and its business and affairs as they have requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

      (e) THE SELLERS ACKNOWLEDGE THAT THE ACQUISITION OF THE CONSIDERATION STOCK, THE WARRANTS AND THE SHARES TO BE ACQUIRED UPON EXERCISE OF THE WARRANTS INVOLVES A HIGH DEGREE OF RISK, and represents and warrants that they can bear the economic risk of the acquisition of the Consideration Stock and the shares underlying the Warrants, if exercised, including the total loss of their investment.

      (f) The Sellers represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies, (ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require them to dispose of the Consideration Stock, and
(iv) all their investments in and commitments to non-liquid investments are, and after their acquisition of the Consideration Stock, will be reasonable in relation to their net worth and current needs.

      (g) The Sellers understand that no federal or state agency has approved or disapproved the Consideration Stock or made any finding or determination as to the fairness of the Consideration Stock for investment.

      (h) The Sellers understand that the Consideration Stock, the Warrants and the shares underlying the Warrants, if exercised, are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Sellers to acquire the Consideration Stock.

      Section 5.4  Access to Records and the Real Property. The Sellers will
                   ----------------------------------------
cause the Company to give to Purchaser and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties (including the Real Property), assets, books, contracts, documents, records, contracts and customer lists of the

Company, and to make available to Purchaser and its representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of the Company that Purchaser may reasonably request. Purchaser and its representatives shall have the right to have Sellers' copy any information or documentation the Purchaser is entitled to inspect under this Section 5.4. Purchaser and its authorized representatives shall hold, and shall use their best efforts to cause their representatives to hold, in strict confidence, all non-public documents and information furnished to Purchaser in connection with transactions contemplated by this Agreement and more specifically shall keep and hold all such information confidential in accordance with the Confidentiality Agreement. In the event that this Agreement is terminated in accordance with its terms, Purchaser shall promptly redeliver to Sellers all material provided pursuant to this Agreement and shall not retain any copies, extracts or other reproductions in whole or in part of such written material or any reports or calculations that it makes itself. In such event, all documents, memoranda, notes and other writings prepared by Purchaser based on the information and such material shall be destroyed (and Purchaser shall use commercially reasonable efforts to cause all Purchaser representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction. The provisions of this Paragraph shall be interpreted to compliment and not be in lieu of the provisions of the Confidentiality Agreement.

      Section 5.5  Continuation of Business. The Sellers will operate the
                   -------------------------
Company until the time of Closing, using prudent business judgment to conduct its Business in the Ordinary Course of Business, including, without limitation, cash management, so as to preserve its business organization intact, to assure, to the extent possible, the availability to Purchaser of the present key employees of the Company, and to reasonably preserve for Purchaser the relationships of the Company with suppliers, customers, and others, all to the end to use commercially reasonable efforts to preserve the ongoing business of the Company so that it will not be impaired at the time of Closing.

      Section 5.6  Continuation of Insurance. The Sellers will use commercially
                   --------------------------
reasonable efforts to cause the Company to keep in existence all policies of insurance insuring the Company against liability and property damage, fire and other casualty through the time of Closing.

      Section 5.7  Standstill Agreement. Unless and until this Agreement is
                   ---------------------
terminated without the Closing having taken place, the Shareholders will not directly or indirectly solicit offers for the Real Property, the Company Shares or the assets of the Company or for a merger or consolidation involving the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger, consolidation or other combination or acquiring any of Company's assets; nor will the Shareholders permit the Company to do any of the foregoing.

      Section 5.8  FIRPTA Certificate. Purchaser and Sellers acknowledge that
                   -------------------
the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real

Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchaser in certain circumstances to withhold ten percent (10%) of the amount realized by the Sellers. Among other circumstances, Purchaser is not required to withhold said amount if Sellers furnish Purchaser with a certificate stating the Sellers' U.S. Taxpayer Identification Numbers and that no Seller is a foreign person within the meaning of the Code. Sellers agree to provide to Purchaser at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

      Section 5.9  Consents. Sellers and Purchaser shall cooperate with each
                   ---------
other and use their commercially reasonable efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) the approval of the Federal Trade Commission pursuant to the provisions of the HSRAct, and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Purchaser or Sellers.

      Section 5.10  Audited Financial Statements. Before and after Closing,
                    -----------------------------
Sellers agree to cooperate with Purchaser in the preparation of audited balance sheets for the Company as of December 31, 1996, December 31, 1997, and December 31, 1998, and statements of income, cash flow and retained earnings for the Company for the twelve-month periods ended December 31, 1996, December 31, 1997, and December 31, 1998 ("Historical Financial Statements"), as rapidly as possible. Sellers' cooperation shall include, without limitation, the execution of standard representation letters requested by Purchaser's auditors, reasonably acceptable to Sellers. Sellers shall prepare a compiled stub balance sheet and statements of income, cash flow and retained earnings for the period commencing February 1, 1999, and ending on the last day of the last calendar quarter ending prior to Closing ("Interim Financial Statements"). The Historical Financial Statements and the Interim Financial Statements shall be prepared at Company's expense post-closing. Sellers shall cause the Company's usual accountants to cooperate with Purchaser's accountants.

      Section 5.11  Company Hypothecation. The Company's Real Property at
                    ----------------------
Route 41 and Stickney Point Road (the "South Sarasota Property") is encumbered by mortgages in favor of Via and Wyhopen given as a pledge to secure indebtedness of Bullseye Properties, Inc. (the "Bullseye Debt"). Sellers shall cause the Bullseye Debt to be paid in accordance with its terms as rapidly as possible without incurring prepayment penalties or fees. In the event a third party commercial lender for Purchaser wishes to extend credit to Purchaser and its subsidiaries and desires to place a first lien against the Company's South Sarasota Property, and, if such lender requires that the Via and Wyhopen mortgages be removed in order for such lender to obtain a first and best lien, Sellers shall have the option of either, promptly on demand, causing such mortgages to be satisfied or removed to other collateral owned or controlled by Sellers (or any one or more of them), or providing such lender an irrevocable letter of credit is the full amount of the remaining obligations outstanding from time to time (including prepayment penalties and all interest due or to become due) under the Bullseye Debt until such time as said mortgages have been paid in full so long as the letter of credit option is acceptable to lender. Such irrevocable letter of credit shall upon such terms and conditions as are commercially reasonable and satisfactory to Purchaser, Purchaser's lender and Sellers. If the letter of credit option is not acceptable to Purchaser's lender, Sellers shall pay the Bullseye Debt in full.

                                  ARTICLE VI
                      Additional Agreements of Purchaser

      Section 6.1  Payment of Expenses. Purchaser will pay all expenses
                   --------------------
(including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. The Sellers will pay all expenses incurred by the Sellers (including legal fees) in connection with the negotiation, execution and performance of this Agreement. Additionally, the cost of obtaining any required approvals, including the filing fee under the HSR Act, shall be paid by Purchaser.

      Section 6.2  Books and Records. From the Closing Date to seven (7) years
                   ------------------
after the Closing Date, the Purchaser shall allow the Sellers and their professional advisors access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date which were delivered to the Purchaser in accordance with this Agreement ("Records") where the Shareholders or Sellers require access to the Records for the purpose of preparing their tax returns, responding to any audit or informational request regarding their tax returns or if required by them for use in a judicial proceeding in which they are a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Sellers shall have the right, at their own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business. For a period of seven (7) years after the Closing Date, the Purchaser shall not dispose of or destroy any material Records without first providing written notice to the Sellers at least sixty (60) days prior to the proposed date of such disposition or destruction wherein Sellers, without cost, shall have the right to acquire the same.

      Section 6.3  Employment. Within five (5) working days after Purchaser
                   -----------
executes this Agreement, Purchaser will propose terms of employment for Daniel Warmbier ("Dan") and Diane Warmbier ("Diane"), which terms must be acceptable to Dan and Diane. If acceptable, such proposal will be reduced to writing and attached hereto as Schedule 6.3 as soon as practicable after their acceptance, and shall become effective on or promptly after the Closing Date. At Closing, Purchaser shall extend an offer of employment to Gary Guenther on terms to be mutually agreed upon by the parties which shall include at a minimum options to purchase 10,000 shares of Purchaser common stock at the Per Share Value as incentive stock options which shall vest over two years.

      Section 6.4  Severance. Sellers represent and warrant that the employment
                   ----------
agreements between the Company and each Seller listed on Schedule 3.13(a) were entered into on January 1, 1996 ("Severance Agreements"), and provide for payments to Sellers of an aggregate of $1,185,000 in the event of, among other reasons, a change of control of the Company. Purchaser acknowledges the existence of the Severance Agreements and that Closing of the transactions contemplated by this Agreements will constitute a change of control of the Company for purposes of the Severance Agreements. Purchaser agrees to cause and provide to Company the funds, whether by debt or equity, to pay any payments that are due under the Severance Agreements promptly upon Closing of this Agreement.

      Section 6.5  Company's Tax Returns. Sellers will file a Tax Return for the
                   ----------------------
Company's Short Year. Purchaser may file an amended Tax Return for the Company only if Purchaser reasonably determines under the recommendation of its regular accountants that the preparation of the Tax Return was improper. In the event that Sellers' usual accountants disagree that the preparation of the Tax Return was improper, the master of such amended Tax Return shall be resolved through the mediation/arbitration procedure of Section 10.17. On or before the Closing Date, the Company shall distribute to the Sellers an amount of cash equal to the earnings of the Company for 1999 up to the Closing date.

      Section 6.6  Warrants. The parties acknowledge that the Company originally
                   ---------
issued warrants, on December 31, 1996, to the Shareholders (collectively and as subsequently assigned, hereinafter referred to as the "Company Warrants"), which are exercisable for shares in the Company. Purchaser acknowledges and agrees that it will exchange the Company Warrants for warrants to purchase 100,000 shares of Purchaser common stock (the "Warrants") at the same exercise price as set forth in the Warrants. Purchaser will exchange the Company Warrants for Warrants at the Closing in accordance with the ownership of the Company Warrants as of the Closing Dates, which ownership is set forth on Schedule 6.6.

      Section 6.7  Access to Records and the Real Property. The Purchaser will
                   ----------------------------------------
give to Seller and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties (including the Real Property), assets, books, contracts, documents, records, contracts and customer lists of the Purchaser and its subsidiaries, and to make available to Sellers and their representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of the Purchaser, its subsidiaries and Purchaser Acquisitions that Sellers may reasonably request. Sellers and their representatives shall have the right to have Purchaser copy any information or documentation the Sellers are entitled to inspect under this Section 6.7. Sellers and their authorized representatives shall hold, and shall use their best efforts to cause their representatives to hold, in strict confidence, all non-public documents and information furnished to Sellers in connection with transactions contemplated by this Agreement. In the event that this Agreement is terminated in accordance with its terms, Sellers shall promptly redeliver to Purchaser all material provided pursuant to this Section 6.7 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material or any reports or calculations that it makes itself. In such event, all documents, memoranda, notes and other writings prepared by Sellers based on the information and such material shall be destroyed (and Sellers shall use commercially reasonable efforts to cause all Sellers representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

      Section 6.8  Continuation of Business. The Purchaser will operate
                   -------------------------
Purchaser and its subsidiaries until the time of Closing, using prudent business judgment to conduct its business in the Ordinary Course of Business, including, without limitation, cash management, so as to reasonably preserve its business organization intact, to assure, to the extent possible, the business to which Sellers have elected to make their investment.

                                  ARTICLE VII
                            Conditions of Purchaser

      The obligation of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or-prior to the time of Closing of each of the following items which are conditions to the Closing:

      Section 7.1  Compliance by Sellers. The Sellers and the Company shall
                   ----------------------
have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by the Sellers and Company at or prior to the Closing Date. All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes made to Sellers' Disclosure Binder no later than the second day immediately preceding the Closing Date and otherwise expressly permitted by this Agreement, unless Purchaser, in good faith, with regard to the current status of Sellers' Disclosure Binder, determines it is inadvisable to proceed with the transaction contemplated by this Agreement; and, Purchaser shall have received a Certificate duly executed by each of the Sellers representing and warranting the foregoing.

      Section 7.2  Due Diligence Investigation. As a condition of Closing, the
                   ----------------------------
Purchaser shall be satisfied with the results of the due diligence investigation it has made concerning the Company and the transactions, as set forth in this Agreement.

      Section 7.3  Litigation Affecting This Transaction. There shall be no
                   --------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the assets of the Business, the Real Property, or the Business or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any Affiliate thereof subsequent to the Closing Date and which, in the judgment of the Board of Directors of Purchaser, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

      Section 7.4  Fiscal Condition of Business. There shall have been no
                   -----------------------------
material adverse change in the results of operations, financial condition or business of the Company, and the Company shall have not suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

      Section 7.5  Consents. All approvals, authorizations and consents
                   ---------
required to be obtained shall have been obtained, including, without limitation,
(i) the consent of the Federal Trade Commission under the HSR Act, if necessary; and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the reasonable opinion of either Purchaser or Sellers. Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to Purchaser and its counsel, of the granting of such approvals, authorizations and consents.

      Section 7.6  Opinion of Counsel. Sellers shall have delivered to the
                   -------------------
Purchaser the opinion of counsel, dated the Closing Date, in the form and substance of Schedule 1.7(b).

      Section 7.7  Noncompetition Agreement. The Sellers shall have executed and
                   -------------------------
delivered to Purchaser the Noncompetition Agreement.

      Section 7.8  Pooling Determination. Purchaser shall have received
                   ----------------------
notification from its regular accountants that the transaction contemplated herein may be treated for accounting purposes as a "pooling of interests."

                                  ARTICLE VII
                             Conditions of Sellers

      The obligations of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions which are conditions to the Closing:

      Section 8.1  Compliance by Purchaser. The Purchaser shall have performed
                   ------------------------
and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by it or prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes made to Purchaser's Disclosure Binder no later than the second day immediately preceding the Closing Date and otherwise expressly permitted by this Agreement, unless Sellers in good faith, with respect to the current status of Purchaser's Disclosure Binder, determines it is inadvisable to proceed with the transaction contemplated by this Agreement; and, Sellers shall have received a certificate duly executed by the Chief Executive Officer of Purchaser representing and warranting the foregoing.

      Section 8.2  Litigation Affecting This Transaction. There shall be no
                   --------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser and its subsidiaries to own, operate in its entirety or control any of its assets of the Business, the Real Property, or the Business, or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser and its subsidiaries or any Affiliate thereof subsequent to the Closing Date and which, in the judgment of the Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

      Section 8.3  Registration Rights Agreement. The Purchaser shall have
                   ------------------------------
executed and delivered to Sellers the Registration Rights Agreement.

      Section 8.4  Fiscal Condition of Business. There shall have been no
                   -----------------------------
material adverse change in the results of operations, financial condition or business of the Purchaser, and the Purchaser shall have not suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the date of the most recent Financial Statement.

      Section 8.5  Consents. All approvals, authorizations and consents required
                   ---------
to be obtained, that may be required under the reasonable opinion of Sellers, shall have been obtained. Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to Sellers and its counsel, of the granting of such approvals, authorizations and consents.

      Section 8.6  Opinion of Counsel. Purchaser shall deliver to the Sellers
                   -------------------
the opinion of counsel, dated the Closing Date in the form and substance of
Schedule 1.6(e).

      Section 8.7  Tax Opinion. Sellers shall have obtained a tax opinion
                   ------------
acceptable to them to the effect that the transaction contemplated hereby will qualify as a tax-free transaction wherein the Sellers will not recognize gain to the extent of Sellers' exchange of Company Shares for Consideration Stock pursuant to this Agreement, and purchaser shall have committed to the provider of such opinion that it will pay $5,000.00 toward the cost of such opinion.

      Section 8.8  Company Release of Sellers. The Company shall have delivered
                   ---------------------------
to the Sellers an instrument dated the Closing Date, in form reasonably satisfactory to the Sellers, which shall be effective only upon the occurrence of the Closing Date releasing the Sellers from any and all claims of the Company against the Sellers and obligations of the Sellers to the Company, except obligations of the Sellers identified in this Agreement.

      Section 8.9  Due Diligence Investigating. As a condition of Closing, the
                   ----------------------------
Sellers shall be satisfied with the results of the due diligence investigation they have made concerning the Purchaser and the transactions as set forth in this Agreement.

                                  ARTICLE IX
                                Indemnification

      Section 9.1  Indemnification by Sellers. Each Seller, jointly and
                   ---------------------------
severally, agrees that it will indemnify, defend, protect and hold harmless Purchaser and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Sellers, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition (to the extent such condition could have been satisfied with commercially reasonable effort) on the part of a Seller made in this Agreement and to be performed by a Seller before or after the Closing Date; (c) violation of the requirements of any governmental authority relating to the reporting and payment (to the extent payment exceeds the amount reserved for in the Most Recent Balance Sheet) of Taxes of the Company arising or accrued prior to the Closing Date; and (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 9.1 of this Agreement has occurred.

      Section 9.2  Indemnification by Purchaser. Purchaser agrees that it will
                   -----------------------------
indemnify, defend, protect and hold harmless Sellers and their agents, employees, heirs, legal representatives, personal representatives, successors and assigns, as applicable, form and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation and third-party claims against a Shareholder in his or her capacity as an officer or director of the Company which may be indemnifiable under Florida law) whether equitable or legal, matured or contingent, known or unknown to Purchaser, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition (to the extent such condition could have been satisfied with commercially reasonable effort) on the part of Purchaser made in this Agreement and to be performed by Purchaser before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or
(c) of this Section 9.2 has occurred.

      Section 9.3  Procedure for Indemnification with Respect to Third
                   ---------------------------------------------------
                   Party Claims.
                   -------------

      (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim"), that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

            (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Idemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim is accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

            (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extend provided in this Article IX.

        Section 9.4  Procedure for Non-Third Party Claims. If Purchaser or
                     ------------------------------------
any Seller wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section
9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has insurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within forty-five
(45) days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 9.5    Survival of Claim.  All of the respective representations,
                    -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to Taxes, including, without limitation, the representations, warranties, and covenants set forth in Section
3.11 shall survive until the third anniversary of the Closing Date on any claim which can be brought against the Company by tax authorities or governmental entities and (ii) all representations and warranties, other than set forth in
(i) above shall survive until one (1) year from the Closing Date. Notwithstanding the prior sentence which provides that the representations, warranties, and covenants expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given in writing, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action by reason of the expiration of the representation or warranty. The covenant set forth in Section 9.1 shall survive until the mortgage on the South Sarasota Property is released.

     Section 9.6  Prompt Payment.  In the event that any party is required to
                  --------------
make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX the Indeminfying Party shall, nevertheless, any when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be sabrogated to the rights of the Indemnified

Party against any person with respect to the subject matter of such claim.

     Section 9.7 Limitation of Indemnification Obligation.
                 ----------------------------------------

                 (a) Purchaser shall not assert any claim for indemnification under this Article IX against the Sellers, other than a claim for Taxes, until such time as the aggregate of all claims which Purchaser may have against the Sellers shall exceed $100,000 ("Indemnification Threshold"), and then the Purchaser shall be entitled to recover only the amount of such claims in excess of $50,000. Sellers shall not assert any claim for indemnification hereunder against Purchaser until such time as, and solely to the extent, the aggregate of all claims which Sellers may have against Purchaser shall exceed the Indemnification Threshold, and then the Sellers shall be entitled to recover only the amount of such claims in excess of $50,000.

                 (b) In applying the foregoing and otherwise determining the amount subject to any claim for indemnification, the amount of any related insurance proceeds and tax benefits received by an Indemnified Party on a consolidated basis shall be deducted from the amount of the required indemnification payments.

                 (c) No Indemnified Party shall be entitled to indemnification under this Article IX if and to the extent that such Indemnified Party's claim for indemnification is directly related to a breach by such Indemnified Party of any representation, warranty, covenant or other agreement set forth is this Agreement.

                 (d) Notwithstanding any other provision of this Agreement, Sellers shall not be liable under this Article IX for an amount which exceeds the net after tax amount of the value of the Consideration Stock received by the Sellers (valued at the Per Share Value).

                 (e) In determining the amount of any loss, liability or expense for which any Indemnified Party is entitled for indemnification under this Agreement, the gross amount thereof will be reduced by any correlative insurance proceeds or other third party indemnity or reimbursement proceeds realized or to be realized by Indemnified Party and such correlative insurance proceeds or other third party or reimbursement proceeds shall be net of any insurance premium or other instrumental cost or expense owed or payable to any third party which becomes due as a result of such claim. Purchaser shall use commercially reasonable efforts to pursue any available insurance coverage or other right of indemnity or reimbursement from third parties with respect to any loss, liability or expense before pursing any claim for indemnification against the Representing Sellers.

                 (f) Any amount due an Indemnified Party pursuant to this
Article IX shall be paid with interest at a floating interest rate equal at all times to the rate of interest publicly announced from time to time by SouthTrust Bank of Sarasota, Florida, as its corporate base rate from the date upon which such loss, damage, expense or liability was incurred to the date of payment.

                                   ARTICLE X
                               Other Provisions

      Section 10.1 Nondisclosure by Sellers. Sellers recognize and acknowledge
                   ------------------------
that they have in the past, currently have, and in the future will have certain confidential information of Purchaser such as lists of customers, operational policies, pad pricing and cost policies that are valuable, special and unique assets of Purchaser. Sellers agree that for a period of two (2) years from the Closing Date they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatever, except to authorized representatives of Purchaser, unless (i) such information becomes known to the public generally through no fault of any Seller, (ii) a Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by any Seller of the provisions of this Section, Purchaser shall be entitled to an injunction restraining such Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.2 Nondisclosure by Purchaser. Except as otherwise provided in
                  --------------------------
the Confidentiality Agreement, Purchaser recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. In the event the Closing does not occur, Purchaser agrees that for a period of two (2) years from the termination of this Agreement (except as otherwise provided in the Confidentially Agreement) it will not utilize such information in the business or operation of Purchaser or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or any of its affiliates, (ii) Purchaser is compelled to disclose such information by a governmental entity or pursuant to a court proceeding. In the event of a breach or threatened breach by Purchaser of the provisions of this Section, Sellers shall be entitled to an injunction restraining Purchaser from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.3 Assignment; Binding Effect; Amendment. This Agreement and the
                  -------------------------------------
rights of the Parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefits of the Parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid, binding, and enforceable agreement of the parties hereto and may be modified or amended only by a written instrument executed by all Parties hereto.

        Section 10.4  Entire Agreement.  This Agreement, is final, complete and
                      ----------------
exclusive statement and expression of the agreement among the Parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The Parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the warranties contemplated hereby, except as provided herein.

        Section 10.5  Counterparts.  This Agreement may be executed
                      ------------
simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        Section 10.6  Notices.  All notices or other communications required or
                      -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the Party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such Party.

        (a)  If to Purchaser, addressed to it at:

                Mace Security International, Inc.
                1000 Crawford Place, Suite 400
                Mount Laurel, New Jersey 08054

                with a copy to:

                Robert M. Kramer & Associates, P.C.
                1150 First Avenue, Suite 900
                King of Prussia, Pennsylvania 19406

        (b)  If to Sellers, addressed to them at:

                1254 Point Crisp Road
                Sarasota, florida 34242
                with a copy to:

                John Patterson, Esq.
                Livingston, Patterson, Strickland & Weiner, P.A.
                46 North Washington Boulevard, Suite 1
                Sarasota, Florida 34236

                Bruce P. Chapnick, Esq.
                Icard, Merrill, Cullis, Timm, Furea & Ginsberg, P.A. 2033 Main Street
                Suite 600
                Sarasota, Florida 34237


Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier (overnight delivery requested) and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any Party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

        Section 10.7  Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Any action or proceeding seeking to enforce any arbitration award, or based on any right arising out of, this Agreement shall be brought against any of the Parties in the courts of Miami, State of Florida, or, in a United States District Court for the Southern District of Florida, and each of the Parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue late therein. Service of process of any action or proceeding referred thereto in the preceding sentence may be served on any Party anywhere in the world.

        Section 10.8  No Waiver. No delay of or omission in the exercise of any
                      ---------
right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.


        Section 10.9. Time of the Essence. Time is of the essence of this
                      -------------------
Agreement as well as all dates referred to herein and extensions thereof.


        Section 10.10 Captions. The headings of this Agreement are inserted for
                      --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

        Section 10.11  Severability.  In case any provision of this Agreement
                       ------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 10.12  Construction.   The Parties have participated jointly in
                       ------------
the negotiation and drafting of this Agreement. In the event an ambiguity or queries of intent of interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included without limitation.

        Section 10.13  Extension or Waiver of Performance.   Either the Seller
                       ----------------------------------
or Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Sellers and the Purchaser.

        Section 10.14  Liabilities of Third Parties.   Nothing in this
                       ----------------------------
Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any Party to this Agreement.

        Section 10.15  Agreement Not Binding Until Fully Executed.   This
                       ------------------------------------------
Agreement shall not be binding on any Party hereto until the Agreement has been fully executed.

        Section 10.16  Publicity.  Prior to Closing, except as may be required
                       ---------
by law, no Party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other Party, which shall not be unreasonably withheld.

        Section 10.17  Mediation and Arbitration
                       -------------------------

        (a) If a dispute arises out of or relates to this Agreement, or the breach thereof, and said dispute cannot be settled through direct discussions, the Parties will first endeavor to settle the dispute in an amicable manner within sixty (60) days from a written notice of mediation by mediation in Miami, Florida administered by the American Arbitration Association under its then prevailing Commercial Mediation Rules, before resorting to arbitration. Therefore, each and every unresolved controversy or claim arising out or relating to this Agreement shall be settled by arbitration in Miami, Florida.

        (b) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Miami, Florida, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies as provided in Section 10.7. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. Within fifteen (15) days of delivery of the notice of demand for arbitration, each Party shall select one arbitrator who is an attorney with at least fifteen (15) years experience primarily engaged in corporate and commercial business transactions and the two selected arbitrators shall select a third arbitrator who is an attorney with at least experience primarily engaged in corporate and commercial business transactions. Sellers and Purchaser will pay the cost of their individual arbitrator and Sellers and Purchaser shall pay one-half of the cost for the third arbitrator. Each party shall be responsible for its respective attorneys' fees and all other costs of arbitration.

        (c) The arbitrators shall have the authority to enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues submitted.

        (d) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, such party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

        (e) The award pursuant to such arbitration will be final, binding and conclusive to the fullest extent possible under applicable state law.

        (f) Counsel to Sellers and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective Party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Sellers and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the Party represented by such counsel in any such Proceedings.

        Section 10.18 Notification of Certain Matters; Amendment of Schedules.
                      -------------------------------------------------------
Each of the Parties shall give prompt notice to the other upon obtaining knowledge of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause a representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, or (ii) any material failure of any Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

        With respect to the representations and warranties of each Party contained in this Agreement, each Party shall have the continuing obligation until the second day immediately prior to the Closing Date to notify the other Party with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the applicable Party's Disclosure Binder or which have been omitted from the Schedules in the applicable Party's Disclosure Binder previously provided by such Party; such notice shall be deemed effective upon [ILLEGIBLE] of such notice and this Agreement and all Schedules shall be deemed [ILLEGIBLE] in order to reflect such amendment to any schedule in a Party's Disclosure Binder. For all purposes of this Agreement, the Schedules hereto, as amended or supplemented as provided herein, shall be deemed to be the Schedules in this Agreement and the Disclosure Binder of the applicable Party.

        Section 10.19 Post-Closing Payments by the Company.  Where this
                      ------------------------------------
Agreement provides for the payment of an item by the Company post-closing, the expense of the item shall not be accounted for as being accrued on or prior to the Closing Date.

        Section 10.20 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.



                   [Remainder of page intentionally blank.]

        IN WITNESS WHEREOF, the parties have excecuted this Agreement on the date first above written.

SHAREHOLDERS
WITNESS:                        Ken H. Bachman


/s/ John Patterson              /s/ Ken H. Bachman
---------------------------     --------------------------------


WITNESS:                        Claudia Bachman


/s/ John Patterson              /s/ Claudia Bachman
---------------------------     --------------------------------


WITNESS:                        Carolyn Schmidt


/s/ John Patterson              /s/ Carolyn Schmidt
---------------------------     --------------------------------


WITNESS:                        Daniel Warmbier


/s/ John Patterson              /s/ Daniel Warmbier
---------------------------     --------------------------------


WITNESS:                        Diane Warmbier


/s/ John Patterson              /s/ Diane Warmbier
---------------------------     --------------------------------

PURCHASER                       MACE SECURITY INTERNATIONAL, INC.



                                By: /s/ Louis D. Paolino, Jr.
                                   ---------------------------------------
                                   Louis D. Paolino, Jr., Executive Vice
                                    President

                                  SCHEDULE A

                                 DEFINED TERMS

        Unless the contact otherwise requires, terms used in the Agreement or any Schedule annexed hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement and all Schedules:

        "Affiliate" of any person shall mean (except as otherwise specifically defined), as to any person, any other person, which, directly or indirectly, controls, is controlled by, or is under common control with, such person, where "control" means the position, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of securities or partnership or other ownership interest, by contract or otherwise.

        "Agreement" shall have this meaning set forth in the first paragraph.

        "Assumed Liabilities" means all liabilities and obligations of the Company, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, except those liabilities specifically assumed by the specific responsibility of the Sellers.

        "Cash" means cash and cash equivalents including marketable securities and short terms investments calculated in accordance with GAAP applied on a basis consistent with the preparation of the Company's Financial Statements.

        "Closing" has the meaning set forth in Section 1.2.

        "Closing Date" has the meaning set forth in Section 1.2.

        "Code" means the Internal Revenue Code of 1936, as amended.

        "Company" has the meaning set forth in the Recitals of this Agreement.

        "Company Shares" has the meaning set forth in the Recitals of this Agreement.

        "Confidential Information" means any information concerning the business and affairs of the Company as defined in that certain confidentiality letter agreement dated June 15, 1999 ("Confidential Agreement") signed by Greg Krzemian, Chief Financial Officer of Purchaser.

        "Disclosure Binder" shall mean the disclosure schedule, as amended, delivered by each Party to the other setting forth (organized by the number and letter of the corresponding section and paragraph in the Agreement provided, that matters disclosed in any section of the Disclosure Binder shall be deemed to be disclosed for all purposes of such disclosure schedule and the Agreement) the Parties' exceptions to the representations and warranties of such Party contained in the Agreement and to the covenents of such Party set forth in the Agreement; and, provided, further, that inclusion of an item in a Disclosure Binder shall not be construed to mean that the item is required to be disclosed or is material.

        "Financial Statements" has the meaning set forth in Section 3.8 below.

        "GAAP" means generally accepted accounting principals as consistently applied in the United States.

        "Govermental Entity" shall mean any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indemnified Party" shall have the meaning set forth in Article IX.

        "IRS" shall mean the United States Internal Revenue Service.

        "Knowledge" shall mean the actual knowledge of any such party.

        "Ordinary Course of Business" means the ordinary course of business consistent with past customary practice (including with respect to quantity and frequency).

        "Party" shall mean Sellers and the Purchaser individually and jointly as the context so requires.

        "Person" shall mean an individual, corporation, partnership, association, limited liabilty, trust or any other entity or organization, including, without limitation, a Governmental Entity.

        "Purchaser" has the meaning set forth in the first paragraph and includes all Persons in which it owns or controls more than fifty percent (50%) of the equity or voting control of such Person.

        "Schedule" shall mean each schedule, as amended, annexed hereto, or in a Disclosure Binder, which shall reference the relevant sections of this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Taxes" shall mean any and all taxes, duties, levies, imposts or other governmental charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any any taxing authority, including without limitation, taxes or other charges on or with respect to income, net assets, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

        "Tax Returns" shall mean any return, report or similar statement required to be filed with respect to any Taxes, including, without limitation, any information returned, claim for refund, amended return or declaration of estimated taxes.